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                                                                     Exhibit 4.4


                         REGENERATION TECHNOLOGIES, INC.

                    NONQUALIFIED STOCK OPTION GRANT AGREEMENT
                             PROFESSIONAL CONSULTANT



      This Grant Agreement (the "Agreement") is entered into this ____ day of __________, by and between REGENERATION TECHNOLOGIES, INC., a Delaware corporation (the "Corporation"), and ______________ ("Grantee"), effective as of the Grant Date as defined in Article 1 hereof.

      In consideration of the premises, mutual covenants and agreements herein, the Corporation and the Grantee agree as follows:


                                  ARTICLE 1
                               GRANT OF OPTION


      SECTION 1.1 GRANT OF OPTION. The Corporation hereby grants to the Grantee, pursuant to the provisions of the Regeneration Technologies, Inc. Omnibus Stock Plan (the "Plan"), a nonqualified stock option to purchase shares of Common Stock, par value of $0.001 per share, of the Corporation ("Stock"), subject to the provisions of this Agreement (the "Option"). Unless stated otherwise herein, capitalized terms in this Agreement shall have the same meaning as defined in the Plan. Schedule A, attached hereto and incorporated herein, sets forth the following terms of the Option:

      (i)   the date the Administrator approved the Option (the "Grant Date");

      (ii) the number of shares of Stock which the Grantee may purchase under the Option;

      (iii) the exercise price per share (the "Exercise Price"); and

      (iv) the date as of which the Option shall expire (the "Expiration Date"), at 5:00 p.m. Eastern Time, unless terminated earlier pursuant to other provisions of this Agreement.


                                  ARTICLE 2
                                   VESTING

      SECTION 2.1 VESTING SCHEDULE. Unless the Option terminates earlier pursuant to other provisions of this Agreement, the Option shall vest and become exercisable as provided in the following schedule:


      Vested and Exerciseable Shares            As of
      ------------------------------            -----
      ____ shares                               On the first anniversary of the Grant Date.

      ____ shares                               On the second anniversary of the Grant Date.

      ____ shares                               On the third anniversary of the Grant Date.

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                                  ARTICLE 3
                              EXERCISE OF OPTION


      SECTION 3.1 EXERCISABILITY OF OPTION. The Option is exercisable only if it is vested and has not been terminated. If exercisable, the Option may be exercised in whole or in part, subject to the conditions precedent described in
Section 3.3. Only Grantee and, after his death, his executor, personal representative, or the person to whom the Option shall have been transferred by will or the laws of descent and distribution, may exercise the Option.

      SECTION 3.2 MANNER OF EXERCISE. Grantee or any other person exercising the Option may do so only by delivering written notice thereof to the Administrator. Such notice shall be in the form as attached hereto, unless the Administrator requires otherwise. Notwithstanding the foregoing, the Option may not be exercised at any one time as to fewer than five (5) Shares or, if less, such number of Shares as to which the Option is then exercisable. Such notice shall be accompanied by full payment of the Exercise Price. Payment of the Exercise Price shall be made in cash, provided that the Administrator may authorize a payment of the Exercise Price to be made, in whole or in part, by such other means as the Administrator may prescribe at the time of exercise. The Option may be exercised only in multiples of whole Shares and no fractional Shares shall be issued. If the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended, the Exercise Price may be paid, in whole or in part, subject to such limitations as the Administrator may determine, by delivery of a properly executed exercise notice, together with irrevocable instructions: (i) to a brokerage firm designated by the person exercising the Option and approved by the Administrator to deliver promptly to the Corporation the aggregate amount of sale or loan proceeds to pay the Exercise Price and any withholding tax obligations that may arise in connection with the exercise, and (ii) to the Corporation to deliver the certificates for such purchased Shares directly to such brokerage firm.

      SECTION 3.3 ISSUANCE OF SHARES UPON EXERCISE. Upon exercise of the Option and payment of the Exercise Price, the Corporation shall issue to Grantee the number of Shares so paid for, in the form of fully paid and nonassessable Common Stock. If the Common Stock is not yet registered under Section 12 of the Securities Exchange Act of 1934, as amended, the Grantee shall be required to execute and deliver, as a condition precedent to the exercise of the option and the issuance of the Shares to the Grantee, a stockholder agreement and/or stock restriction agreement which shall contain certain stock restrictions, including but not limited to a waiver of inspection rights, proxy voting, limitations on transfer and other restrictions. The Grantee's stock certificates shall be held in escrow by the Corporation during the period that the shares are subject to restriction. The stock certificates for any Shares issued hereunder shall, unless such Shares are registered, bear a legend restricting transferability of such Shares and referencing the stockholder agreement and stock restriction agreement.


                                  ARTICLE 4
                            TERMINATION OF OPTION


      SECTION 4.1 TERMINATION, IN GENERAL. The Option granted hereby shall terminate and be of no force or effect after the Expiration Date set forth on Schedule A, unless terminated prior to such time as provided below. Notwithstanding anything contained herein, vesting of the

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Option pursuant to Section 2.1 shall cease upon the Grantee's termination of service to the Corporation unless otherwise agreed by the Corporation in writing.

      SECTION 4.2 TERMINATION OF SERVICE FOR REASON OTHER THAN DEATH OR DISABILITY. Unless the Option has earlier terminated pursuant to the provisions of the Agreement, the Option shall terminate in its entirety, regardless of whether the Option is vested in whole or in part, thirty (30) days after the date the Grantee is no longer in the service of the Corporation or its Affiliates for any reason other than the Grantee's death or Disability.

      SECTION 4.3 UPON GRANTEE'S DEATH. Unless the Option has earlier terminated pursuant to the provisions of the Agreement, upon the Grantee's death the Grantee's executor, personal representative, or the person(s) to whom the Option shall have been transferred by will or the laws of descent and distribution, may exercise all or any part of the outstanding Option with respect to the shares of Stock as to which the Option is vested as of the Grantee's date of death, provided such exercise occurs within six (6) months after the date of the Grantee's death, but not later than the Expiration Date of the Option. Unless sooner terminated, the Option shall terminate upon the expiration of such six
(6) month period.

      SECTION 4.4 TERMINATION OF SERVICE BY REASON OF DISABILITY. Unless the Option has earlier terminated pursuant to the provisions of the Agreement, in the event that the Grantee ceases, by reason of Disability, to be in the service of the Corporation or an Affiliate, the outstanding Option may be exercised in whole or in part with respect to the shares of Stock as to which the Option is vested as of the date of the Grantee's termination of service due to Disability at any time within six (6) months after the date of such termination, but not later than the Expiration Date of the Option. Unless sooner terminated, the Option shall terminate upon the expiration of such six (6) month period.

      For purposes of this Agreement, Disability shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Administrator may require such proof of Disability as the Administrator in its sole discretion deems appropriate and the Administrator's determination as to whether the Grantee is Disabled shall be final and binding on all parties concerned.


                                  ARTICLE 5
                      ADJUSTMENTS; BUSINESS COMBINATIONS


      SECTION 5.1 ADJUSTMENTS FOR EVENTS AFFECTING COMMON STOCK. In the event of changes in the Common Stock of the Corporation by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall, in its discretion, make appropriate adjustments to the number, kind and price of shares covered by this Option, and shall, in its discretion and without the consent of the


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Grantee, make any other adjustments in this Option, including but not limited to reducing the number of shares subject to the Option or providing or mandating alternative settlement methods such as settlement of the Option in cash or in shares of Common Stock or other securities of the Corporation or of any other entity, or in any other matters which relate to the Option as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.

      SECTION 5.2 POOLING OF INTERESTS TRANSACTION. Notwithstanding anything in the Plan or the Agreement to the contrary and without the consent of the Grantee, the Administrator, in its sole discretion, may make any modifications to the Option, including but not limited to cancellation, forfeiture, surrender or other termination of the Option in whole or in part regardless of the vested status of the Option, in order to facilitate any business combination that is authorized by the Board to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

      SECTION 5.3 ADJUSTMENTS FOR UNUSUAL EVENTS. The Administrator is authorized to make, in its discretion and without the consent of the Grantee, adjustments in the terms and conditions of, and the criteria included in, the Option in recognition of unusual or nonrecurring events affecting the Corporation, or the financial statements of the Corporation or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Option or the Plan.

      SECTION 5.4 BINDING NATURE OF ADJUSTMENTS. Adjustments under this Article 5 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to this Option on account of any such adjustments.


                                  ARTICLE 6
                                MISCELLANEOUS


      SECTION 6.1 NON-GUARANTEE OF SERVICE OR EMPLOYMENT. Nothing in the Plan or the Agreement shall alter the affiliation status of the Grantee in relation to the Corporation (or any of its affiliates), nor be construed as a contract of an affiliation between the Corporation (or any of its affiliates) and the Grantee, nor as a contract of employment between the Corporation (or any of its affiliates) and the Grantee, nor as a contractual right of the Grantee to continue in service or affiliation with the Corporation (or any of its affiliates), nor as a limitation of the right of the Corporation (or any of its affiliates) to terminate its relationship with Grantee at any time with or without cause or notice.

      SECTION 6.2 NO RIGHTS OF STOCKHOLDER. The Grantee shall not have any of the rights of a stockholder with respect to the shares of Stock that may be issued upon the exercise of the Option until such shares of Stock have been issued upon the due exercise of the Option, subject to and in accordance with the provision of Section 3.3. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued.




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      SECTION 6.3 NONQUALIFIED NATURE OF OPTION. The Option is intended to be a stock option that does not qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and this Agreement shall be so construed.

      SECTION 6.4 THE CORPORATION'S RIGHTS. The existence of this Option shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of the Corporation's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      SECTION 6.5 WITHHOLDING OF TAXES. The Corporation or any Affiliate shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Stock) due the Grantee the amount of any foreign, federal, state or local taxes required by law to be withheld as the result of the exercise of the Option or the lapsing of any restriction with respect to any shares of Stock acquired on exercise of the Option; provided, however, that the value of the shares of Stock withheld may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Administrator may require the Grantee to make a cash payment to the Corporation or an Affiliate equal to the amount required to be withheld. If the Grantee does not make such payment when requested, the Corporation may refuse to issue any Stock certificate under the Plan until arrangements satisfactory to the Administrator for such payment have been made.

      SECTION 6.6 GRANTEE. Whenever the word "Grantee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the estate, personal representative or beneficiary to whom this Option may be transferred by will or by the laws of descent and distribution, the word "Grantee" shall be deemed to include such person.

      SECTION 6.7 NONTRANSFERABILITY OF OPTION. The Option shall be nontransferable otherwise than by will or the laws of descent and distribution and during the lifetime of the Grantee, the Option may be exercised only by the Grantee or, during the period the Grantee is under a legal disability, by the Grantee's guardian or legal representative. Except as provided in the preceding sentence, the Option may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

      SECTION 6.8 ENTIRE AGREEMENT; MODIFICATION. The Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of the Agreement shall be void and ineffective for all purposes.




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      SECTION 6.9 CONFORMITY WITH PLAN. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in the Agreement or any matters as to which the Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.

      SECTION 6.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, other than the conflict of laws principles thereof.

      SECTION 6.11 HEADINGS. The headings in the Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Agreement.

      IN WITNESS WHEREOF, the Corporation has caused this Agreement, which shall be effective as of the Grant Date, to be executed by its duly authorized officer, and the Grantee has hereunto set his hand and seal.



WITNESS:                                  REGENERATION TECHNOLOGIES, INC.


                                          By:
-------------------------------              -------------------------------
                                          Richard R. Allen, CFO





WITNESS:



-------------------------------           ----------------------------------
                                          Grantee



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                                   SCHEDULE A

                       OF REGENERATION TECHNOLOGIES, INC.

                       NONQUALIFIED STOCK OPTION AGREEMENT





NAME OF GRANTEE:                    ________________________

DATE OPTION WAS APPROVED
BY PLAN ADMINISTRATOR:              ____________, 2000


NUMBER OF SHARES:                   ______shares of Common Stock of
                                    RegenerationTechnologies, Inc.


EXERCISE PRICE PER SHARE:           $_______ per share


EXPIRATION DATE:                    Ten (10) years from Grant date





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                                  EXERCISE FORM


Stock Option Plan Administrator
c/o Office of the Corporate Secretary
Regeneration Technologies, Inc.
One Innovation Drive
Alachua, Florida 32615

Gentlemen:


      I hereby exercise the Option granted to me on ___________, _____ by Regeneration Technologies, Inc. (the "Corporation"), subject to all the terms and provisions thereof and of the Regeneration Technologies, Inc. Omnibus Stock Plan (the "Plan"), and notify you of my desire to purchase ____________ shares of Common Stock of the Corporation at a price of $[______] per share pursuant to the exercise of said Option.










Total Amount Enclosed:  $__________



Date:
     -------------------------      ------------------------------------
                                    Grantee







                                    Received by Regeneration  Technologies, Inc.



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                                    By:
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